                                                                    EXHIBIT 99.1

Providian Financial Corporation Announces Record Earnings

San Francisco, CA, October 21, 1999 - Providian Financial Corporation (NYSE:
PVN) today announced third quarter net income of $151 million, an increase of 83% over the third quarter of 1998. Diluted earnings per share increased to $1.04 per share, an 82% increase over the third quarter of 1998. Growth in new accounts, managed loans, managed revenue and margins accounted for the strong results, while credit loss rates improved for the third consecutive quarter.

"Our third quarter results demonstrate the adaptability of our customer focused business model," said Shailesh Mehta, Chairman and Chief Executive Officer. "We are committed to 100% customer satisfaction and to continuing the enhancement of our customer satisfaction program. While our job is not done, the early feedback is very encouraging; declining call volume and customer complaints coupled with increased customer retention should help build a stronger customer franchise in the future," added Mehta.

During the third quarter, Providian opened over one million net new accounts and now serves over 11 million customers. This strong organic account growth resulted in a corresponding rise in total managed revenue, which increased by 79% over the third quarter of 1998 to $1.12 billion. Spread based revenue increased 56% over the third quarter of 1998 to $557.8 million, as a result of continued loan growth and increasing margins. Managed loans grew by $2.1 billion during the quarter and now total $18.4 billion, a 56% increase over the corresponding period in 1998. Total managed assets currently exceed $20 billion. The net interest margin was a strong 12.40% as a result of the continued success of Providian's primary lender strategy. Non-interest revenue increased to $560.6 million for the quarter reflecting strong account growth. A higher proportion of the non-interest revenue is now being realized from membership services and account activity revenues.

The Company's risk adjusted margin increased by 85 basis points over the second quarter of 1999 to 18.99% as a result of a lower managed net credit loss rate and strong revenue margin. The managed net credit loss rate showed improvement for the third consecutive quarter, declining by 76 basis points from 7.16% in the second quarter to 6.40% during the third quarter. The 30+ day managed delinquency rate rose from 4.70% at second quarter end to 5.20% at the end of the third quarter and reflects the seasoning of the Company's lower line asset classes. This seasoning is expected to result in a reversal of the favorable loan loss trend the Company has enjoyed during the first three quarters of 1999, with the managed net credit loss rate expected to rise back to the 7% range during the fourth quarter.

Providian continued to strengthen its balance sheet while investing for long term growth. To support further growth in on-balance sheet loans, the loan loss reserve was increased during the third quarter by $158 million to $833 million. Capital and reserves totaled $2.2 billion at the end of the third quarter, representing 18.4% of on-balance sheet assets and 10.6% of managed assets. The Company continued to generate superior returns on equity and managed assets of 55% and 3.2%, respectively.

Consistent with its long term growth objectives and customer focused strategy, the Company invested a record $116 million in marketing while total non-interest expense rose to $433 million for the quarter. To meet the needs of its current and new customers, 875 new full time employees were added both at existing and new facilities. All newer growth initiatives, including the United Kingdom expansion, First Select Corporation and E*Commerce continue to proceed at or ahead of plan.

Providian's results to date and current trends allow it to raise earnings guidance for 1999 to $3.75 per diluted share. Furthermore, based on current business performance, the Company is cautiously optimistic that it will exceed its long-term earnings per share growth goal of 25% in the year 2000 and accordingly is raising its earnings per share guidance to between $4.75 and $5.05 per diluted share for the year 2000.

San Francisco-based Providian Financial Corporation (www.providian.com) is a leading provider of lending and deposit products to customers nationwide and offers credit cards in the United Kingdom. Providian serves a broad, diversified market with loan products that include credit cards, home equity loans, secured cards and membership services. With a commitment to 100% customer satisfaction, Providian's mission is to help its customers build or rebuild, protect and responsibly use credit by providing a quality borrowing experience that leads to active and lasting customer relationships. The sixth largest bankcard issuer in the nation, Providian Financial has over $20 billion in assets under management and over 11 million customers.

Statements contained herein as to the Company's expectations and goals are forward looking statements under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in these statements due to portfolio characteristics, economic conditions, competition in the industry and other factors. As previously announced, the San Francisco District Attorney's Office confirmed that it is investigating the Company and a number of private lawsuits have been filed regarding the Company's sales and collection practices. The Company continues to cooperate and have discussions with the District Attorney's office but there can be no certainty as to the outcome of those discussions. The Company intends to vigorously defend itself in the lawsuits but can make no assurances as to the ultimate outcome of these matters. More information on risk factors affecting the Company is available in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

For more information - Equity Investors, please contact Nancy Math at 415.278.4483, or Jack Carsky at 415.278.4977. Fixed Income Investors, please contact Bill Horning at 415.278.4602.

Media, please contact Laurie Cole at 415.278.4844.
Note: Investor information is available on Providian Financial's web site at (www.providian.com).

Providian Financial Corporation and Subsidiaries
Condensed Consolidated Statements of Financial Condition (Unaudited)




                                                                                             September 30             December 31
(Dollars in thousands)                                                                            1999                    1998
--------------------------------------------------------------------------------------------------------------------------------
Assets:
Cash and cash equivalents                                                                    $   253,732             $   176,348
Federal funds sold                                                                               938,164                 297,869
Investment securities                                                                            378,072                 433,675
Loans receivable, less allowance for credit losses of $832,783 at
   September 30, 1999 and $451,245 at December 31, 1998                                        8,657,300               5,282,014
Premises and equipment, net                                                                      127,916                  82,858
Interest receivable                                                                               79,720                  51,801
Due from securitizations                                                                         593,739                 454,374
Other assets                                                                                     705,465                 452,276
                                                                                             -----------------------------------
        Total assets                                                                         $11,734,108             $ 7,231,215
                                                                                             ===================================
Liabilities:
Deposits                                                                                     $ 7,353,561             $ 4,672,298
Short-term borrowings                                                                            959,438                 472,500
Long-term borrowings                                                                           1,029,360                 399,757
Deferred fee revenue                                                                             504,677                 334,617
Accrued expenses and other liabilities                                                           563,516                 388,856
                                                                                             -----------------------------------
        Total liabilities                                                                     10,410,552               6,268,028

Capital securities                                                                               160,000                 160,000
Total shareholders' equity                                                                     1,163,556                 803,187
                                                                                             -----------------------------------
        Total liabilities and shareholders' equity                                           $11,734,108             $ 7,231,215
                                                                                             ===================================

PROVIDIAN FINANCIAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

                                                                            Three Months Ended        Nine Months Ended
                                                                               September 30             September 30
                                                                          ----------------------   ----------------------
(Dollars in thousands, except per share data)                                1999        1998         1999        1998
------------------------------------------------------------------------------------------------   ----------------------
Interest income:
    Loans                                                                 $ 424,597   $ 210,565    $1,062,171   $ 565,848
    Investment securities                                                    14,651       7,661        41,622      23,175
                                                                          ---------   ---------    ----------   ---------
    Total interest income                                                   439,248     218,226     1,103,793     589,023

Interest expense:
    Deposits                                                                 89,073      51,153       227,302     146,276
    Borrowings                                                               28,546       9,997        71,088      31,161
                                                                          ---------   ---------    ----------   ---------
    Total interest expense                                                  117,619      61,150       298,390     177,437

             Net interest income                                            321,629     157,076       805,403     411,586

Provision for credit losses                                                 288,279     168,217       725,574     343,724
                                                                          ---------   ---------    ----------   ---------

             Net interest income (loss) after provision
             for credit losses                                               33,350     (11,141)       79,829      67,862

Non-interest income                                                         651,118     357,300     1,699,832     846,012

Non-interest expenses:
    Salaries and employee benefits                                          132,579      64,965       350,350     185,610
    Solicitation                                                            115,972      53,258       317,650     141,533
    Occupancy, furniture and equipment                                       23,745      12,963        57,926      35,317
    Data processing and communication                                        33,593      16,005        88,207      53,839
    Other                                                                   127,299      63,315       314,001     165,185
                                                                          ---------   ---------    ----------   ---------
                                                                            433,188     210,506     1,128,134     581,484

             Income before income taxes                                     251,280     135,653       651,527     332,390

Income tax expense                                                          100,408      53,092       260,623     130,858
                                                                          ---------   ---------    ----------   ---------

             Net Income                                                   $ 150,872   $  82,561    $  390,904   $ 201,532
                                                                          =========   =========    ==========   =========

Earnings per share - basic                                                $    1.07   $    0.58    $     2.77   $    1.42
                                                                          =========   =========    ==========   =========
Earnings per share - assuming dilution                                    $    1.04   $    0.57    $     2.69   $    1.39
                                                                          =========   =========    ==========   =========

Cash dividends paid per share                                             $    0.05   $    0.03    $     0.15   $    0.10
                                                                          =========   =========    ==========   =========

Weighted average common shares outstanding - basic (000)                    141,296     142,044       141,316     142,116
                                                                          =========   =========    ==========    ========
Weighted average shares and assumed conversions (000)                       145,070     145,500       145,553     145,189
                                                                          =========   =========    ==========    ========

                     PROVIDIAN FINANCIAL CORPORATION (PVN)
                        FINANCIAL & STATISTICAL SUMMARY

                                                               ---------------------------------------------------------------------
                                                                   1999           1999          1999           1998          1998
(in millions, except per share and employee data)                   Q3             Q2            Q1             Q4            Q3
------------------------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis) :
       Net Interest Income                                      $   557.8      $   496.2     $   434.9      $   393.3     $   357.9
       Non-Interest Income                                          560.6          494.7         416.2          364.2         267.1
                                                               ---------------------------------------------------------------------
                                         Total Revenue            1,118.4          990.9         851.1          757.5         625.0
       Provision for Loan Losses                                    434.0          402.0         344.8          355.8         278.8
       Non-Interest Expense                                         433.1          377.8         317.1          243.5         210.5
                                                               ---------------------------------------------------------------------
                                   Income Before Taxes              251.3          211.1         189.2          158.2         135.7
       Tax Expense                                                  100.4           84.6          75.7           63.3          53.1
                                                               ---------------------------------------------------------------------
                                            Net Income          $   150.9      $   126.5     $   113.5      $    94.9     $    82.6
------------------------------------------------------------------------------------------------------------------------------------
Managed Financial Data:
    Quarter End:
          Credit Cards - Unsecured Spread                       $  10,771      $  10,356     $   9,781      $   9,390     $   8,820
          Credit Cards - Unbanked                                   5,865          4,469         3,362          2,748         1,928
          Home Loans                                                1,720          1,415         1,198          1,107         1,030
                                                               ---------------------------------------------------------------------
                                           Total Loans          $  18,356      $  16,240     $  14,341      $  13,245     $  11,778

       Securitized Loans                                        $   8,835      $   8,075     $   7,484      $   7,504     $   6,791
       Total Assets                                             $  20,337      $  17,989     $  15,882      $  14,606     $  12,847
       Total Capital (Includes Capital Securities)              $   1,324      $   1,173     $   1,085      $     963     $     878
       Total Equity                                             $   1,164      $   1,013     $     925      $     803     $     718
    Quarter Average:
          Credit Cards - Unsecured Spread                       $  10,608      $  10,182     $   9,597      $   9,016     $   8,986
          Credit Cards - Unbanked                                   5,098          3,867         3,033          2,279         1,584
          Home Loans                                                1,556          1,279         1,155          1,075         1,015
                                                               ---------------------------------------------------------------------
                                           Total Loans          $  17,262      $  15,328     $  13,785      $  12,370     $  11,585

       Securitized Loans                                        $   8,268      $   7,542     $   7,502      $   7,072     $   6,791
       Earning Assets                                           $  18,362      $  16,437     $  14,734      $  13,212     $  12,108
       Total Assets                                             $  18,881      $  16,951     $  15,228      $  13,735     $  12,547
       Total Equity                                             $   1,099      $     969     $     870      $     760     $     722
------------------------------------------------------------------------------------------------------------------------------------
Key Statistics:
    Managed:
       Net Interest Margin (Earning Assets)                         12.15%         12.08%        11.81%         11.91%        11.82%
       Net Interest Margin (Loans)                                  12.40%         12.39%        12.26%         12.52%        12.01%
       Risk Adjusted Margin (Loans) (1)                             18.99%         18.14%        16.72%         16.17%        13.46%
       Return on Assets                                              3.20%          2.98%         2.98%          2.76%         2.63%
       Return on Equity                                             54.89%         52.19%        52.19%         49.95%        45.74%
       Membership Services Revenue                              $   194.2      $   154.7     $   117.0      $   99.80     $    61.1
       Net Credit Losses                                        $   276.4      $   274.4     $   262.8      $   251.3     $   225.0
       Net Credit Loss Rate                                          6.40%          7.16%         7.62%          8.13%         7.77%
       Delinquency Rate (30+ Days)                                   5.20%          4.70%         4.91%          5.33%         5.26%
       Equity to Managed Assets                                      5.72%          5.63%         5.82%          5.50%         5.59%
    On Balance Sheet:
       Reserves as a Percent of Loans                                8.75%          8.27%         7.99%          7.86%         8.20%
       Net Credit Loss Rate                                          5.81%          6.56%         6.36%          7.37%         9.55%
       Delinquency Rate (30+ Days)                                   6.07%          5.46%         5.37%          5.69%         5.71%
------------------------------------------------------------------------------------------------------------------------------------
Common Share Statistics:
       EPS - Basic                                              $    1.07      $    0.89     $    0.80      $    0.67     $    0.58
       EPS - Assuming Dilution                                  $    1.04      $    0.87     $    0.78      $    0.66     $    0.57
       Book Value Per Share (Period End)                        $    8.20      $    7.14     $    6.52      $    5.67     $    5.06
       Total Market Capitalization (Period End)                 $  11,237      $  13,221     $  15,611      $  10,630     $   8,030
       Shares Outstanding (Period End)                              141.9          141.8         141.9          141.7         142.0
       Weighted Average Shares O/S - Basic                          141.3          141.5         141.2          141.1         142.0
       Weighted Average Shares O/S - Diluted                        145.1          145.5         145.5          144.8         145.5

       Accounts                                                      11.3           10.1           9.0            7.9           6.4
       Employees (FTE)                                              9,154          8,279         7,135          5,937         5,026

(1) Risk adjusted margin is total loan revenue less credit losses as a percentage of average managed loans.